SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE               SOLD(-)         PRICE(2)
 COMMON STOCK-NOBILITY HOMES INC
          GABELLI SECURITIES, INC.
                       4/05/06              500-           25.6900
          GAMCO ASSET MANAGEMENT INC.
                       4/17/06            3,000-           27.4774
                       4/07/06            1,000-           25.8900
                       4/07/06            1,000-           26.1100
                       4/05/06              500-           25.6900
                       4/04/06              500-           25.5600
                       4/04/06            1,000-           25.5000
                       4/03/06              800-           25.2500
                       4/03/06              500-           25.0500
                       3/31/06              500-           24.8040
                       3/29/06           14,000-           25.2998
                       3/28/06              270-           25.8400
                       3/27/06            2,730-           26.0363
                       3/27/06              500-           25.9700
                       3/24/06            1,500-           25.8987

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.